Exhibit 10.1
Amendment No. 3
to the Edwards Lifesciences Corporation 401(k)
Savings and Investment Plan
(Effective January 1, 2016)

The Edwards Lifesciences Corporation 401(k) Savings and Investment Plan ("Plan") as amended and restated as of January 1, 2016 is amended effective January 1, 2017, unless specified otherwise:

1.     The first paragraph of Section 2.16 is amended by the addition of subsection (g) to read as follows:

“2.16 “Eligible Employee” means an Employee on the payroll of an Employer incorporated in the United States whose Compensation constitutes wages from employment within the meaning of Sections 3121(a) and (b) of the Federal Insurance Contribution Act on and after the effective date of the adoption of the Plan by the Employer, but excluding:
(a)An Employee who is a member of a group of Employees represented by a collective bargaining representative, with respect to which the Plan has not been extended by a currently effective collective bargaining agreement between his Employer and the collective bargaining representative of the group of Employees of which he is a member after good faith bargaining on the subject of employee benefits;

(b)An Employee who is otherwise excluded from all of the groups of Employees to whom the Plan is extended by the Employers;

(c)A leased employee who is considered an Employee under Section 2.17; and

(d)Any other individual who performs services for an Employer pursuant to an agreement (written or oral) that classifies such individual as an independent contractor or as an employee of another entity, or that otherwise contains a waiver of participation in this Plan, regardless of such individual’s employment status under common law

(e)any employee who is classified as a “proctor” who is hired in conjunction with the launch of the THV product.

(f)individuals employed by an Employer whose entire amount of non-imputed U.S. source income is paid to a U.S. taxing authority.

(g)Employees who are classified as interns, unless they are credited with 1,000 Hours of Service within a consecutive 12 month period.”

IN WITNESS WHEREOF, a duly authorized officer of the Company and a member of the Administrative and Investment Committee has caused this Plan to be executed on the 24th day of February, 2017.

EDWARDS LIFESCIENCES
CORPORATION ADMINISTRATIVE
AND INVESTMENT COMMITTEE

By:     /s/ Christine Z. McCauley
Christine Z. McCauley
Chairperson, Administrative and Investment Committee